Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

United Refining Company

(Exact name of obligor as specified in its charter)

Pennsylvania	25-1411751
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kiantone Pipeline Corporation

(Exact name of obligor as specified in its charter)

New York	25-1211902
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kiantone Pipeline Company

(Exact name of obligor as specified in its charter)

Pennsylvania	25-1416278
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

United Refining Company of Pennsylvania

(Exact name of obligor as specified in its charter)

Pennsylvania	25-0850960
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

United Jet Center, Inc.

(Exact name of obligor as specified in its charter)

Delaware	52-1623169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kwik-Fill Corporation

(Exact name of obligor as specified in its charter)

Pennsylvania	25-1525543
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Independent Gas and Oil Company of Rochester, Inc.

(Exact name of obligor as specified in its charter)

New York	06-1217388
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bell Oil Corp.

(Exact name of obligor as specified in its charter)

Michigan	38-1884781
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PPC, Inc.

(Exact name of obligor as specified in its charter)

Ohio	31-0821706
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Super Test Petroleum, Inc.

(Exact name of obligor as specified in its charter)

Michigan	38-1901439
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kwik-Fil, Inc.

(Exact name of obligor as specified in its charter)

New York	25-1525615
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Vulcan Asphalt Refining Corporation

(Exact name of obligor as specified in its charter)

Delaware	23-2486891
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Country Fair, Inc.

(Exact name of obligor as specified in its charter)

Pennsylvania	25-1149799
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip code)

10.500% First Priority Senior Secured Notes Due 2018

and Guarantees of 10.500% First Priority Senior Secured Notes Due 2018

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 27th day of April, 2011.

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

By: /s/    LESLIE LOCKHART

Name:    LESLIE LOCKHART

Title:      SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,000
Interest-bearing balances	151
Securities:
Held-to-maturity securities	7
Available-for-sale securities	754,025
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	70,300
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,168
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	216,233
Other assets	159,872

Total assets	$2,068,070

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	235,783
Total liabilities	504,974

Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	438,997
Accumulated other comprehensive income	1,579
Other equity capital components	0

Not available
Total bank equity capital	1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,563,096

Total liabilities and equity capital	2,068,070

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz    )            Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)